                                                                    Exhibit 9(a)


                           STRATTON GROWTH FUND, INC.
                            ADMINISTRATION AGREEMENT

AGREEMENT made this 1st day of March, 1990, by and between, STRATTON GROWTH FUND, INC. a Maryland corporation (the "Fund") and FUND/PLAN SERVICES, INC., a Delaware corporation (the "Administrator").

                              W I T N E S S E T H:

     Whereas, the Fund is a registered open-end, investment company under the Investment Company Act of 1940, as amended (the "Act"); and
Whereas, the Fund and the Administrator desire to enter into an agreement to provide administration services for the Fund on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally hound, do hereby agree as follows:

1. Appointment

     The Fund hereby appoints the Administrator as administrator of the Fund for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties and Obligations of the Administrator

     (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Directors of the Fund, the Administrator shall provide certain administrative services to the Fund other than those relating to the investment portfolio of the Fund, compliance with Subchapter M of the Internal Revenue Code, the distribution of the Fund and the maintenance of its financial records. A complete list of the Administrators obligations is set forth in Appendix A to this Agreement. The Administrator shall:

     (i) provide its own office space, facilities and equipment and personnel for the performance of its duties under this Agreement.
     (ii) take, on behalf of the Fund, all actions which appear to the Fund's Board of Directors necessary to carry into effect the administration of the Fund's affairs.
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     (b) The Directors of the Fund shall cause the officers, Advisor,
Distributor, legal counsel, independent accountants, custodian and transfer agent of the Fund to cooperate with the Administrator and to provide the Administrator, upon request, with such information, documents and advice relating to the Fund as is within the possession or knowledge of such persons, in order to enable the Administrator to perform its duties hereunder. In connection with its duties hereunder, the Administrator shall be entitled to rely, and shall be held harmless by the Fund when acting in reliance, upon the instructions, advice or any documents relating to the Fund provided to the Administrator by any of the aforerment toned persons. Fees charged by such persons shall he a Fund expense.

     (c) Any activities performed by the Administrator under this section shall be performed on a best efforts basis to conform, in all material respects, to any requirements imposed by: (1) the provisions of the Investment Company Act of 1940 (the "Act") and the Securities Act of 1933 and of any rules or regulations in force thereunder; (2) any other applicable provision of state and federal law; (3) the provisions of the Articles of Incorporation and By-Laws of the Fund as amended from time to time; (4) any policies and determinations of the Board of Directors of the Fund; and (5) the fundamental policies of the Fund, as reflected in its registration statement under the Act.

     (d) Nothing in this Agreement shall prevent the Administrator or any officer thereof fran acting as administrator for or with any other person, firm or corporation. While the administrative services supplied to the Fund may be different than those supplied to other persons, firms or corporations, the Administrator shall give the Fund equitable treatment in supplying services. The Fund recognizes that it is not to receive preferential treatment from the Administrator as compared wi th the treatment given other persons, firms or corporations.

     (e) The Administrator will treat confidentially and as proprietary informal ion of the Fund al1 records and other information reletive to the Fund and its prior or present shareholders, and except as provided below, will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder. Any other use by the Administrator of the information and records referred to above may be made only after prior notification to and approval in writing by the Fund. Such approval shall not be unreasonably withheld and may not be withheld where (i) the Administrator may be exposed to civil or criminal contempt proceedings for failure to develop such information; (ii) the Administrator is requested to divulge such information by duly constituted authorities; or (iii) the Administrator is so required by the Fund.
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3. Allocation of Expenses

     All costs and expenses of the Fund shall be paid by the Fund, including, but not limited to (i) fees paid to the Advisor and fees and out-of-pocket expenses paid to the Administrator; (ii) interest and taxes; (iii) brokerage fees and carrmissions; (iv) insurance premiums; (v) compensation and expenses of its directors who are not affiliated persons of the Adviser; (vi) legal, accounting and audit expenses; (vii) custodian and transfer agent, or shareholder servicing agent, fees and expenses; (viii) expenses, including clerical expenses, incident to the issuance, redemption or repurchase of its shares, including issuance on the payment of, or reinvestment of, dividends;
(ix) fees and expenses incident to the registration under Federal or state securities laws of the Fund or its shares; (x) expenses of preparing, setting in type, printing and mailing prospectuses, statements of additional information, reports and notices and proxy material to shareholders of the Fund; (xi) all expenses incidental to holding meetings of the Fund's shareholders and Directors; and (xii) such extraordinary expenses as may arise, including litigation affecting the Fund and the legal obligations which the Fund may have to indemnify its officers and Directors wi th respect thereto.

4. Compensation of the Administrator

     (a) The Fund agrees to pay the Administrator, and the Administrator agrees to accept as full compensation for all services rendered hereunder, an annual fee of $20,000, payable in equal monthly installments and out-of-pocket expenses incurred by the Administrator in the performance of services hereunder. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. Out-of-pocket expenses shall include telecommunication charges, postage and del ivery charges, record resent ion costs, reproduct ion charges and transportation and lodging costs when travel on Fund business is required. The Fund authorizes the Administrator to debit the Fund's custody account for invoices which are rendered for the services performed hereunder. The invoices for the services will be sent to the Fund after the debiting with indication that payment has been made. Invoices for out-of-pocket expenses shall be reviewed by the Fund prarr~ptly upon receipt and the Administrator shall be authorized to debit the Fund's custody account upon approval of the invoices by the Fund. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be provable upon the date of termination of this Agreement.

     (b) Should additional or fewer services or functions beyond those outlined in Section 2 above, or in Appendix A attached, be desired or required of the Administrator during the time that this contract is in effect, a written amendment to this Administration Agreement reflecting such shall he signed by both the Administrator and the Fund, and the carnpensation stated in Section 4 may be increased or decreased accordingly.

5. Duration and Termination

     (a) This Agreement shall go into effect on March 1, 1990 (the "Effective Date") and shall continue in effect for two years from the Effective Date. This Agreement shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by the Administrator, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Fund's Directors who are not parties to this Agreement or interested persons (as defined in the Act) of any such party, and (3) by vote of a rrejority of the Fund's Board of Directors or a majority of the Fund ' s out s tend i ng voting securities.

     (b) This Agreement may be terminated by the Administrator at any t ime without penalty upon giving the Fund one hundred twenty (120) days' written notice (which notice tray be waived in writing by the Fund) and may be terminated by the Fund at any time upon giving the Administrator one hundred twenty (120) days' written notice (which notice may be waived in writing by the Administrator) provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of its Directors in office at the time.

     (c) This Agreement shall autarnatically terminate in the event of its ass ignment.

6. Amendment

     The terms of this Agreement shall not be waived, altered, modi fled, amended or supplemented in any manner whatsoever except by a written instrument signed by the Administrator and the Fund.

7. Applicable Law

     This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

8. Limitation of Liability

     (a) The execution and del ivery of this contract have been duly authorized by the Board of Directors of the Fund and executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall be binding upon the assets and property of the Fund only and shall not be binding upon any director, officer or shareholder of the Fund individually.

     (b) The Administrator, its directors, officers, employees, shareholders and agents shal 1 not be 1 table for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the perforrrance of this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Administrator in the performance of its obligations and duties under this Agreement.

     (c) Any person, even though also a director, officer, employee, shareholder or agent of the Administrator, who may be or became an officer, director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the Administrator's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of the Administrator even though paid by it.

     (d) Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless the Administrator, its directors, officers, employees, shareholders and agents frarn and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Administrator may sustain or incur or which may be asserted against the Administrator by any person by reason of, or as a result of (i) any action taken or Knitted to be taken by the Administrator in good faith hereunder, (ii) in reliance upon any certificate, instrument, order or stock certificate or other document reasonably believed by it to be genuine and to he signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Fund or upon the opinion of legal counsel for the Fund or its awn counsel; or
(iii) any action taken or omitted to be taken by the Acininistrator in connection with its appointment in good faith in reliance upon any law, act, regulat ion or interpretat ion of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of the A~ninistrator or its directors, officers, employees, shareholders or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder .

     (e) The Administrator shall give written notice to the Fund within ten (lo) business days of receipt by the Administrator of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. However, the failure to notify the Fund of such written assertion or claim shall not operate in any manner whatsoever to relieve the Fund of any liability arising frarn this Section or otherwise.

     (f) For any legal proceeding giving rise to this indemnification, the Fund shall be entitled to defend or prosecute any claim in the name of the Administrator at its awn expense and through counsel of its own choosing if it gives written notice to the Administrator within ten (lo) business days of receiving notice of such claim. Notwithstanding the foregoing, the Administrator may participate in the litigation at its own expense through counsel of its own choosing. If the Fund does choose to defend or prosecute such claim, then the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.
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     (g) The terms of Paragraph 8 shal] survive the termination of this
Agreement.

9. Notices

     All notices, requests, consents and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been given when sent by registered or certified mail, return receipt requested, or by personal delivery.

     (a) Notice to Administrator shall be directed to the following address:
                            Fund/Plan Services, Inc.
                                  2 Elm Street
                        Conshohocken, Pennsylvania 19428

                    Attention: John D. Diederich, President

     (b) Notices to Fund shall be directed to the following address:
                           Stratton Growth Fund, Inc.
                       Plymouth Meeting Executive Campus
                       610 W. Germantown Pike, Suite 361
                          Plymouth Fleeting, PA 19462

                     Attention: John A. Affleck, President

10. Invalidity

     Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Section Headings

     Section and Paragraph headings are for convenience only and shall not be construed as part of this Agreement.

12. Entire Agreement

     This Agreement constitutes the entire Agreement of the parties hereto, and supersedes any and all prior agreements, arrangements and understandings relating to such services.
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13. Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS I, the part ies hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.



                                 STRATTON GROWTH FUND

                                 By /s/ James W. Stratton

                                 Title: Chairman

(SEAL)

Attest: /s/ Patricia L. Sloan

                                 FUND/PLAN SERVICES, Inc.

                                 By /s/ John Deiderich


                                 Title: President
(SEAL)

Attest /s/ J.K. Curtin

                                   APPENDIX A


                            FUND/PLAN SERVICES, INC.

                      FUND ADMINISTRATION RESPONSIBILITIES

REGULATORY COMPLIANCE

SEC
          N-1A, and all Post-Effective Amendments thereto
          N-SAR
          24f-2
          proxy, when necessary
          fidelity bond, preparation, review and filing under 17g-1
          filing shareholder reports under 30b2-1
BLUE SKY
           registration shares (initial/renewal)
          " as issuer/dealer and renewals
          " of agent and renewals interim filing of all shareholder reports and pertinent SEC filings

CORPORATE BUSINESS
          Maintain Blue Sky Calendar
          Respond to all services/listing questionnaires
          Update and maintain IRA Keogh/403b7 material

                                   APPENDIX B


                                      FEES
The Fund shall pay Fund/Plan Services, Inc. $20,000 annually, payable in equal monthly installments, to be debited to the Fund's custody account on the first business day of each month, plus out of pocket expenses incurred by the Administrator in the performance of its services.